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                                                                   EXHIBIT 99(N)

                             AMENDMENT NUMBER TWO
                                    TO THE
                           BW/IP INTERNATIONAL, INC.
                                RETIREMENT PLAN
                (as amended and restated as of January 1, 1993)


          The BW/IP International, Inc. Retirement Plan, as amended and restated as of January 1, 1993 (the "Plan"), is hereby further amended as follows:

1.   Compensation Limit
     ------------------

          (a) The fourth sentence of the definition of "Compensation" set forth in Section 2 of the Plan is amended by deleting the same in its entirety and substituting in lieu thereof the following:

     "In no event shall annual Earnings taken into account hereunder for any employee for any Plan Year exceed the first one hundred fifty thousand dollars of Compensation for such employee; provided, that said amount shall be adjusted as provided under Code Section 401(a)(17)(B)."

          (b) In addition, the reference to "$200,000" contained in clause (iii) of the last sentence of such definition of "Compensation" is hereby changed to "150,000."

2.   Definition of Employer
     ----------------------

          (a) The definition of ""Employer" set forth in Section 2 of the Plan is amended by substituting each reference to "affiliates" contained therein to "Affiliated Companies."

          (b)  In addition, the definition of "Employer" contained in such
Section 2 of the Plan is hereby amended by adding the following sentence to the end thereof:

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     "BWIP Holding, Inc. effective as of January 1, 1994 has adopted the Plan and shall thenceforth be deemed an Employer for all purposes under the Plan."


3.   Annual Additions
     ----------------

          (a) Section 5.06(d) of the Plan is amended by changing the reference contained therein to Internal Revenue Code section "415(3)(6)" to section "415(e)(6)".

          (b) Section 5.06(e)(ii) of the Plan is amended by changing the reference contained therein to Internal Revenue Code section "402(a)(5)" to section "402(c)".

4.   Small Benefit Cash-Outs
     -----------------------

          (a) The second sentence of Section 6.12 of the Plan is amended by deleting the parenthetical clause "(in effect as of the date of distribution)" and inserting in lieu thereof the following parenthetical clause:

     "(in effect as of the first day of the Plan Year in which the date of distribution occurs)"

          (b) Section 6.12 of the Plan is amended by adding the following to the end thereof:

     "In the event of the death of a married Participant prior to commencing to receive benefits hereunder, his surviving spouse shall be treated as the Participant for purposes of this Section 6.12."


5.   Direct Rollovers
     ----------------

          Section 6 of the Plan is amended by adding to the end thereof the following new subsection 6.13:

     "6.13. A Distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an

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     Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

               a. "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               b. "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               c. "Distributee": A Distributee is a Participant or former Participant, a Participant's or former Participant's surviving spouse, and a Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined by section 414(p) of the Code).

               d. "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

6.   Rate of Distribution
     --------------------

          Section 6 of the Plan is amended by adding to the end thereof the following new subsection 6.14:

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     "6.14       Notwithstanding any other provision hereof, if distributions to a Participant shall be considered to have begun in accordance with Code
     Section 401(a)(9)(A)(ii) before the Participant's death, the remaining interest of the Participant will distributed at least as rapidly as under the method of distribution in effect as of the date of the Participant's death. Further, the provisions of this Section 6 shall be interpreted in such a manner so that if a Participant shall die before distributions to the Participant shall be considered to have begun in accordance with Code
     Section 401(a)(9)(A)(ii): (a) any benefits that may be payable to a person not designated as his beneficiary by the Participant shall be distributed in their entirety by December 31 of the calendar year in which shall fall the fifth anniversary of the Participant's death, or (b) any benefits that are payable to the Participant's designated beneficiary shall be distributed either (i) over the five year period set forth in the immediately preceding clause (a) or (ii) over the life of the beneficiary or a period certain not extending beyond the life expectancy of the beneficiary and which benefits shall commence (A) with respect to a beneficiary who is not the Participant's spouse, not later December 31 of the calendar year immediately following the calendar year in which the Participant died or (B) with respect to a beneficiary which is the Participant's spouse, not later than the later of (I) December 31 of the calendar year immediately following the calendar year in which the Participant died or (II) December 31 of the calendar year in which the Participant would have attained age 70 1/2."


7.   Exclusive Benefit Rule
     ----------------------

          Section 9.03 of the Plan is amended by changing the word "end" contained between the words "Participants" and "their" to the word "and."

8.   Reversion of Employer Contributions
     -----------------------------------

          Section 9.04 of the Plan is amended deleting the same in its entirety and substituting the following in lieu thereof:

     "9.04  Reversion of Employer Contributions.   Notwithstanding any other
            -----------------------------------
     provision of the Plan, contributions made by an Employer are expressly conditioned upon the deductibility under Section 404 of the Code of

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     contributions made to provide Plan benefits.  A contribution which was made by a mistake of fact or upon the deductibility of the contribution under
     Section 404 of the Code, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent mistaken or disallowed), whichever is applicable, but reduced by the amount of any investment losses thereon."


9.   Top Heavy Participation
     -----------------------

          Section 13.02 of the Plan is amended by adding to the end thereof the following sentence:

     "For purposes of this Section 13.02 each Participant who is a Non-Key Employee and who has completed at least 1,000 Hours of Service shall accrue the benefit provided for in this Section 13.02 irrespective of the level of the Participant's Compensation for the Plan Year in which the accrual is to be made.


10.  Amendment or Termination
     ------------------------

          Section 10.1 of the Plan is amended by the second and third sentences thereof and substituting the following in lieu thereof:

     "Each Employer hereby appoints the Company as its agent to amend, change or modify the Plan at any time, whether prospectively or retroactively. Any such amendment, change or modification shall be made be through the duly taken action of the Compensation Committee of the Company's Board of Directors or if the Board of Directors shall determine by the duly taken action of the Board of Directors."

11.  Ratification and Reaffirmation
     ------------------------------

          Except as specifically amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

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12.  Effective Date
     --------------

          This Amendment Number Two to the Plan as restated shall be effective as of January 1, 1987, except as to section 5 hereof which shall be effective as of January 1, 1993, sections 1, 2(b), 3(b) and 4 hereof which shall be effective as of January 1, 1994, and section 10 hereof which shall be effective as of date this Amendment is executed.

          IN WITNESS WHEREOF, the Company maintaining the Plan has caused this Amendment Number Two to be executed as of the 11 day of January 1995.
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                                                 BW/IP International, Inc.


                                                 By /s/ D.G. Taylor
                                                    ----------------------------

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